UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2024

CITRINE GLOBAL, CORP.

Delaware	000-55680	68-0080601
(State or Other Jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

5 Golden Beach, Caesarea, Israel	4655102
(Address of Principal Executive Offices)	(Area Code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officer.

On February 22, 2024, Mr. Doron Birger notified the board of directors (the “Board”) of Citrine Global, Corp. (the “Company”) of his resignation from the Board, effective immediately. Mr. Birger’s resignation as a director was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

Mr. Birger has indicated his interest in continuing to be associated with the Company on an advisory or consulting basis.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

citrine global, CORP.

Date: February 23, 2024	By:	/s/ Ora Elharar Soffer
	Name:	Ora Elharar Soffer
	Title:	Chairperson of the Board and CEO